CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders

John Hancock Fund III:

We consent to the use of our report dated May 20, 2008, on the Rainier Large Cap Growth Equity Fund, incorporated herein by reference, and to the references to our firm under the headings “Experts” in the proxy statement/prospectuses and “Pro Forma Financial Information” in the statement of additional information.

/s/ KPMG LLP

Los Angeles, California

June 16, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of the registration statement on Form N-14 (the “Registration Statement”) of our report dated February 28, 2008 relating to the financial statements and financial highlights of John Hancock Core Equity Fund appearing in the December 31, 2007 Annual Report to Shareholders. We also consent to the incorporation by reference in the Registration Statement of our report dated December 21, 2007 relating to the financial statements and financial highlights of John Hancock Growth Trends Fund appearing in the October 31, 2007 Annual Report to Shareholders. We also consent to the reference to us under the heading "Experts" in the Prospectus/Proxy statement which also constitutes part of this Registration Statement.

We also consent to the incorporation by reference in the Statement of Additional Information dated May 1, 2008 for John Hancock Core Equity Fund of our report dated February 28, 2008 relating to the financial statements and financial highlights which appear in the December 31, 2007 Annual Report to Shareholders of the John Hancock Core Equity Fund, which is also incorporated by reference into the Registration Statement. We also consent to the incorporation by reference in the Statement of Additional Information dated March 1, 2008 for John Hancock Growth Trends Fund of our report dated December 21, 2007 relating to the financial statements and financial highlights which appear in the October 31, 2007 Annual Report to Shareholders of the John Hancock Growth Trends Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the May 1, 2008 prospectus for John Hancock Core Equity Fund and in the March 1, 2008 prospectus for John Hancock Growth Trends Fund and under the heading "Independent Registered Public Accounting Firm" in the May 1, 2008 Statement of Additional Information for John Hancock Core Equity Fund and in the March 1, 2008 Statement of Additional Information for John Hancock Growth Trends Fund.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

June 17, 2008